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                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the inclusion of our report dated August 9, 1996 with respect to the Statement of Revenue and Certain Expenses of Lewis-Gale Building Corporation included in the Current Report on Form 8-K/A of Healthcare Realty Trust Incorporated dated January 10, 1997, filed with the Securities and Exchange Commission, and its incorporation by reference into the Registration Statement on Form S-3 (File No. 33-97888) of Healthcare Realty Trust Incorporated, also filed with the Securities and Exchange Commission.


                                   /s/  BROWN, EDWARDS & COMPANY, L.L.P.
                                        CERTIFIED PUBLIC ACCOUNTANTS

Roanoke, Virginia
January 10, 1997

                                      Ex.1